CORNERSTONE A-SIDE MANAGEMENT LIABILITY INSURANCE COVERAGE FORM

THIS IS A CLAIMS MADE POLICY WITH DEFENSE EXPENSES INCLUDED IN THE LIMIT OF LIABILITY. PLEASE READ AND REVIEW THE POLICY CAREFULLY.

In consideration of the payment of the premium, and in reliance on all statements made and information furnished to Executive Liability Underwriters, the Underwriting Manager for the Insurer identified on the Declarations Page (hereinafter, the "Insurer") including the Application and subject to all of the terms, conditions and limitations of all the provisions of this Policy, the Insurer, the Insured Persons and the Company agree as follows:

I. INSURING AGREEMENT

The Insurer will pay on behalf of the **Insured Persons Loss** resulting from a **Claim** first made against the **Insured Persons** during the **Policy Period** or, if applicable, the Optional Extension Period, for a **Wrongful Act**, except to the extent that such **Loss** is paid by any other **Insurance Program** or as indemnification or advancement from any source. In the event that **Loss** is not paid by such other insurance or as indemnification or advancement, this Policy will respond on behalf of the **Insured Persons** as if it were primary, subject to all of its terms, conditions (including, but not limited to, CONDITION (B)) and limitations and without prejudice to the Insurer's excess position.

II. DEFINITIONS

(A) "**Application**" means:

(1) the **Application** attached to and forming part of this Policy; and

(2) any materials submitted therewith, which shall be retained on file by the Insurer and shall be deemed to be physically attached to this Policy.

(B) "**Change In Control**" means:

(1) the merger or acquisition of the **Parent Company**, or of all or substantially all of its assets, by another entity such that the **Parent Company** is not the surviving entity;

(2) the acquisition by any person, entity, or affiliated group or persons or entities of the right to vote for, select, or appoint more than fifty percent (50%) of the directors of the **Parent Company**; or

(3) the court appointment of any person or entity with authority comparable to that of the **Insured Persons**, as defined in DEFINITION (I)(1), to liquidate or reorganize the **Parent Company**.

(C) "**Claim**" means:

(1) a written demand for monetary or non-monetary relief;

(2) any civil or criminal judicial proceeding in a court of law or equity, arbitration or other alternative dispute resolution; or

(3) a formal civil, criminal, administrative, or regulatory proceeding or formal investigation.

(D) "**Company**" means the **Parent Company** and any **Subsidiary** created or acquired on or before the Inception Date set forth in ITEM 2 of the Declarations or during the **Policy Period**, subject to CONDITION (C).

(E) "**Defense Expenses**" means reasonable legal fees and expenses incurred in the defense or investigation of any **Claim**. **Defense Expenses** will not include the **Company's** overhead expenses or any salaries, wages, fees, or benefits of its directors, officers, or employees.

(F) "**Employment Practices Claim**" means a **Claim** alleging an **Employment Practices Wrongful Act**.

(G) "**Employment Practices Wrongful Act**" means any actual or alleged:

(1) wrongful termination of employment whether actual or constructive;

(2) employment discrimination of any kind;

(3) sexual or other harassment in the workplace; or

(4) wrongful deprivation of career opportunity, employment-related misrepresentation, retaliatory treatment against an employee of the **Company**, failure to promote, demotion, wrongful discipline or evaluation, or refusal to hire.

(H) "**Insurance Program**" means

(1) any existing Management Liability insurance, Directors' and Officers' Liability insurance, or similar insurance; and

(2) any other existing insurance under which coverage may be owed.

(I) "**Insured Person**" means:

(1) any past, present, or future director or officer, general counsel, or member of the Board of Managers of the **Company** and any person serving in a functionally equivalent role for the **Parent Company** or any **Subsidiary** operating or incorporated outside the United States; and

(2) the lawful spouse of any person set forth in DEFINITION (I)(1), but only to the extent the spouse is a party to any **Claim** solely in his or her capacity as a spouse of such person and only for the purposes of any **Claim** seeking damages recoverable from marital community property, property jointly held by any such person and his or her spouse, or property transferred from any such person to his or her spouse.

In the event of the death, incapacity or bankruptcy of an **Insured Person**, any **Claim** against the estate, heirs, legal representatives or assigns of such **Insured Person** will be deemed to be a **Claim** against such **Insured Person**.

(J) "**Interrelated Wrongful Acts**" means **Wrongful Acts** based on, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving any of the same or related, or series of related, facts, circumstances, situations, transactions, or events.

(K) "**Loss**" means damages, judgments, settlements or other amounts (including pre- & post-judgment interest, punitive or exemplary damages, or the multiplied portion of any

damage award, where insurable by law) and **Defense Expenses** that the **Insured Persons** are obligated to pay. **Loss** will not include:

(1) matters which are uninsurable under the law pursuant to which this Policy is construed; or

(2) fines, penalties or taxes imposed by law; provided, that this DEFINITION (K)(2) will not apply to fines, penalties or taxes that an **Insured Person** is obligated to pay if such fines, penalties or taxes are insurable by law and are imposed in connection with such **Insured Person's** service with respect to an entity included within the definition of **Company** that is financially insolvent.

Note: With respect to coverage for punitive, exemplary or multiplied damages or fines, penalties or taxes, the law of the applicable jurisdiction most favorable to the insurability of such amounts shall control.

(L) "**Outside Capacity Wrongful Act**" means any actual or alleged act, error, or omission, misstatement, misleading statement, neglect, or breach of duty by any **Insured Person**, as defined in DEFINITION (I)(1), while acting in his or her capacity as a director, officer, trustee, regent, or governor of any **Outside Entity**, if serving in such capacity at the specific request of the **Company**.

(M) "**Outside Entity**" means any corporation or organization other than the **Company** of which any **Insured Person**, as defined in DEFINITION (I)(1), serves as a director, officer, trustee, regent, or governor, but only if such service is at the specific request of the **Company**.

(N) "**Parent Company**" means the entity named in ITEM 1 of the Declarations.

(O) "**Policy Period**" means the period from the Inception Date to the Expiration Date set forth in ITEM 2 of the Declarations or to any earlier cancellation date.

(P) "**Subsidiary**" means any entity during any time in which the **Parent Company** owns, directly or through one or more **Subsidiary(ies)**, more than fifty percent (50%) of the outstanding securities representing the right to vote for the election of such entity's directors.

(Q) "**Wrongful Act**" means:

(1) any actual or alleged act, error, or omission, misstatement, misleading statement, neglect, or breach of duty by any **Insured Person**, as defined in DEFINITION (I)(1), while acting in his or her capacity as a director, officer, general counsel, or member of the Board of Managers of the **Company** or a functionally equivalent role for the **Parent Company** or any **Subsidiary** operating or incorporated outside the United States;

(2) any matter asserted against an **Insured Person** solely by reason of his or her status as a director, officer, general counsel, or member of the Board of Managers of the **Company**;

(3) any **Employment Practices Wrongful Act**; and

(4) any **Outside Capacity Wrongful Act**.

III. EXCLUSIONS

(A) Except for **Defense Expenses**, the Insurer shall not pay **Loss** in connection with any **Claim**:

(1) brought by or on behalf of, or at the direction of, the **Company** or, with respect to any **Claim** for an **Outside Capacity Wrongful Act**, an **Outside Entity**, except and to the extent such **Claim**:

(a) is brought and maintained by a security holder of the **Company** or such **Outside Entity**, but only if such security holder is acting independently of, and without the solicitation, assistance, participation or intervention of, the **Company**, any **Insured Person**, or any **Outside Entity**;

(b) is brought by the Bankruptcy Trustee or Examiner of the **Company** or such **Outside Entity**, or any assignee of such Trustee or Examiner, or any Receiver, Conservator, Rehabilitator, or Liquidator or comparable authority of the **Company** or such **Outside Entity**;

(c) is brought and maintained in a non-common law jurisdiction outside the United States of America or its territories or possessions; or

(d) is made after the **Parent Company** has undergone a **Change of Control**; or

(2) brought about or contributed to in fact by any:

(a) intentionally dishonest, fraudulent, or criminal act or omission or any willful violation of any statute, rule, or law; or

(b) profit or remuneration gained by any **Insured Person** to which such **Insured Person** is not legally entitled;

as determined by a final adjudication in the underlying action.

(B) The Insurer shall not be liable to make any payment for **Loss** in connection with any **Claim**:

(1) for any actual or alleged bodily injury, sickness, mental anguish, emotional distress, defamation, slander, libel, disease or death of any person, or damage or destruction of any tangible property including **Loss** of use thereof; provided, that this EXCLUSION (B)(1) shall not apply to any **Claim**:

(a) brought by a security holder of the **Company** or, with respect to any **Claim** for an **Outside Capacity Wrongful Act**, an **Outside Entity** for any actual or alleged violation of the Securities Act of 1933, the Securities Act of 1934, or any state securities statute; or

(b) in the form of a derivative action, but only if such **Claim** is brought by or on behalf of, or in the name or right of, the **Company** or, with respect to any **Claim** for an **Outside Capacity Wrongful Act**, an **Outside Entity** and is brought and maintained independently of, and without the solicitation, assistance, participation or intervention of the **Company**, any **Insured Person**, or any **Outside Entity**; or

(2) based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving any fact, circumstance, situation, transaction, event or **Wrongful Act** which, before the Inception Date of this Policy, was the subject of any notice given under any other Management Liability insurance, Directors' and Officers' insurance, or other similar insurance.

Note: EXCLUSION (B)(1) will not apply to any allegation of libel, slander, defamation, mental anguish or emotional distress if and only to the extent that such allegations are made as part of an **Employment Practices Claim** for an **Employment Practices Wrongful Act**.

No **Wrongful Act** of any **Insured Person** will be imputed to any other **Insured Person** to determine the application of any of the above EXCLUSIONS.

IV. CONDITIONS

(A) Limit of Liability

The amount set forth in ITEM 3 of the Declarations shall be the maximum aggregate Limit of Liability of the Insurer under this Policy. Payment of **Loss**, including **Defense Expenses**, by the Insurer shall reduce the Limit of Liability.

(B) Indemnification and Other Insurance

(1) The **Insured Persons** and the **Company** understand and agree that all coverage under this Policy shall be specifically excess over, and shall not contribute with:

(a) all indemnification and advancement to which an **Insured Person** may be entitled from any source, including but not limited to the **Company** or any **Outside Entity**; and

(b) any **Insurance Program** maintained by the **Company** or any **Outside Entity**, whether such other insurance is stated to be primary, contributing, excess or otherwise.

However, if **Loss** is not paid by such other insurance or as indemnification or advancement, this Policy will respond on behalf of the **Insured Persons** as if it were primary, subject to all of its terms, conditions and limitations and without prejudice to the Insurer's excess position.

(2) This Policy shall not be subject to the terms or conditions of any other insurance. The Insurer does not waive, compromise or release any of its rights to recover **Loss** paid under this Policy from the issuers of any other insurance under which coverage may be owed, or from any person or entity from which an **Insured Person** is entitled to indemnification or advancement, including the **Company** and any **Outside Entity**.

(C) Mergers and Acquisitions

(1) If, during the **Policy Period**, the **Company** acquires any assets, acquires a **Subsidiary**, or acquires any entity by merger, consolidation or otherwise, or assumes any liability of another entity, coverage shall be provided for any **Loss** involving a **Claim** for a **Wrongful Act** occurring after the consummation of the transaction.

(2) With respect to the acquisition, assumption, merger, consolidation or other of any entity, asset, **Subsidiary** or liability as described in CONDITION (C)(1) above, there will be no coverage available under this Policy for any **Claim** made against any **Insured Person** for any **Wrongful Act** in connection with the acquired, assumed, merged, or consolidated entity, asset, **Subsidiary** or liability committed at any time during which such entity, asset, **Subsidiary** or liability is not included within the definition of "**Company**."

(3) If, during the **Policy Period**, any entity ceases to be a **Subsidiary**, the coverage provided under this Policy shall continue to apply to the **Insured Persons** who because of their service with such **Subsidiary** were covered under this Policy but only with respect to a **Claim** for a **Wrongful Act** that occurred or allegedly occurred prior to the time such **Subsidiary** ceased to be a **Subsidiary** of the **Company**.

(4) If, during the **Policy Period**, there is a **Change In Control**, the coverage provided under this Policy shall continue to apply but only with respect to a **Claim** for a **Wrongful Act** committed or allegedly committed prior to the time of the **Change In Control**, and

(a) coverage will cease with respect to any **Claim** for a **Wrongful Act** committed subsequent to the **Change In Control**; and

(b) the entire premium for the Policy will be deemed to be fully earned immediately upon the consummation of a **Change In Control**.

(D) **Notice**

(1) As a condition precedent to any right to payment under this policy with respect to any **Claim**, the **Insured Persons** or the **Company** shall give written notice to the Insurer of any **Claim** as soon as practicable after it is first made.

(2) If, during the **Policy Period**, the **Insured Persons** first becomes aware of a specific **Wrongful Act** and if, during the **Policy Period**, the **Insured Persons** or the **Company**:

(a) provide the Insurer with written notice of the specific **Wrongful Act**, the consequences which have resulted or may result therefrom (including but not limited to actual or potential damages), the identities of the potential claimants, and the circumstances by which the **Insured Persons** first became aware of such **Wrongful Act**; and

(b) request coverage under this Policy for any subsequently resulting **Claim** for such **Wrongful Act**;

then any **Claim** subsequently made arising out of such **Wrongful Act** will be treated as if it had been first made during the **Policy Period**.

All notices under CONDITIONS (D) (1) and (2) must be sent by certified mail or the equivalent to the address set forth in ITEM 5 of the Declarations; Attention: Claim Department.

(E) **Defense and Settlement of Claims**

(1) It shall be the duty of the **Insured Persons** and not the duty of the Insurer to defend **Claims**. No **Insured Person** may incur any **Defense Expenses** or admit

liability for, make any settlement offer with respect to, or settle any **Claim** without the Insurer's consent, such consent not to be unreasonably withheld.

(2) Upon written request, the Insurer will pay on a current basis any covered **Defense Expenses** before the disposition of the **Claim** for which this Policy provides coverage. In the event of such advancement, the **Insured Persons** agree that they shall repay the Insurer, severally according to their interests, any **Loss**, including **Defense Expenses**, paid to or on behalf of the **Insured Persons** if it is finally determined that the **Loss** incurred is not covered under this Policy.

(3) Except for such **Defense Expenses**, the Insurer shall pay **Loss** only upon the final disposition of any **Claim**.

(F) **Assistance, Cooperation and Subrogation**

(1) The **Insured Persons** and the **Company** agree to provide the Insurer with all information, assistance and cooperation that the Insurer may reasonably request, and further agree that they will do nothing which in any way increases the Insurer's exposure under this Policy or in any way prejudices the Insurer's potential or actual rights of recovery.

(2) In the event of any payment under this Policy, the Insurer shall be subrogated to all of the potential or actual rights of recovery of the **Insured Persons**, including any such rights of recovery against the **Company** or any **Outside Entity**. The **Insured Persons** shall execute all papers required and will do everything necessary to secure such rights including but not limited to the execution of such documents as are necessary to enable the Insurer to effectively bring suit in their name, and will provide all other assistance and cooperation which the Insurer may reasonably require.

(G) **Interrelated Claims**

All **Claims** arising from **Interrelated Wrongful Acts** shall be deemed to constitute a single **Claim** and shall be deemed to have been made at the earliest time at which the earliest such **Claim** is made or deemed to have been made pursuant to CONDITION (D)(1) or (2) above, if applicable.

(H) **Exhaustion**

If the Insurer's Limit of Liability as set forth in ITEM 3 of the Declarations is exhausted by the payment of **Loss**, the premium as set forth in ITEM 6 of the Declarations will be fully earned, all obligations of the Insurer under this Policy will be completely fulfilled and exhausted, and the Insurer will have no further obligations of any kind whatsoever under this Policy.

(I) **Cancellation and Renewal of Coverage**

(1) The Chairman of the Board of Directors and the Chief Executive Officer of the **Parent Company** shall have the exclusive right to cancel this Policy on behalf of the **Insured Persons**. Such cancellation may be effected by mailing to the Insurer written notice stating when such cancellation shall be effective, provided the date of cancellation is not later than the Expiration Date set forth in ITEM 2 of the Declarations. In such event, the Insurer shall retain the customary short rate portion of the earned premium. Return or tender of the unearned premium is not a condition of cancellation.

(2) The Insurer may cancel this Policy only for nonpayment of premium. The Insurer will provide not less than twenty (20) days written notice stating the reason for cancellation and when the Policy will be canceled. Notice of cancellation will be sent to the **Parent Company** and the agent of record for the **Insured Persons**, if applicable.

(3) The Insurer is under no obligation to renew this Policy upon its expiration. Once the Insurer chooses to non-renew this Policy, the Insurer will deliver or mail to the **Parent Company** written notice stating such at least sixty (60) days before the Expiration Date set forth in ITEM 2 of the Declarations.

(4) The Insurer shall not be entitled under any circumstances to rescind this Policy, other than for non-payment of premium.

(J) **Optional Extension Period**

(1) If either the **Insured Persons** or the Insurer does not renew this Policy, the **Insured Persons** shall have the right, upon payment of the additional premium set forth in ITEM 4 of the Declarations, to an extension of the coverage provided by this Policy with respect only to any **Claim** first made during the period of time set forth in ITEM 4 of the Declarations after the Policy Expiration Date, but only with respect to a **Wrongful Act** occurring prior to the Policy Expiration Date.

(2) As a condition precedent to the right to purchase the Optional Extension Period the total premium for this Policy must have been paid in full. The right of the **Insured Persons** to purchase the Optional Extension Period will be immediately terminated if the Insurer does not receive written notice by the **Insured Persons** advising they wish to purchase the Optional Extension Period together with full payment of the premium for the Optional Extension Period within thirty (30) days after the Policy Expiration Date.

(3) If the **Insured Persons** elect to purchase the Optional Extension Period as set forth in CONDITIONS (J)(1) and (2) above, the entire premium for the Optional Extension Period will be deemed to be fully earned at the Inception Date for the Optional Extension Period.

(4) The purchase of the Optional Extension Period will not in any way increase the Limit of Liability set forth in ITEM 3 of the Declarations, and the Limit of Liability with respect to **Claims** made during the Optional Extension Period shall be part of and not in addition to the Limit of Liability for all **Claims** made during the **Policy Period**.

(K) **Representation Clause**

The **Application** for coverage shall be construed as a separate **Application** for coverage for each **Insured Person**. Each **Insured Person** represents that, to the best of his or her knowledge, the statements and particulars contained in the **Application** are true, accurate and complete, and each **Insured Person** agrees that this Policy is issued in reliance on the truth of that representation and that such particulars and statements, which are deemed to be incorporated into and constitute a part of this Policy, are the basis of this Policy. In the event that any statements and particulars contained in the **Application** are untrue, inaccurate or incomplete, this Policy will be void with respect to any **Insured Person** who had actual knowledge as of the Inception Date of facts or information that were not accurately or completely disclosed as required in the **Application**. No knowledge or information possessed by any **Insured Person** will be

imputed to any other **Insured Person** for the purposes of determining the availability of coverage with respect to **Claims** made against such other **Insured Person**.

(L) **Action Against the Insurer, Assignment, and Changes to Policy**

(1) No action may be taken against the Insurer unless, as a condition precedent thereto:

(a) there has been full compliance with all of the terms and conditions of this Policy; and

(b) the amount of the obligation of the **Insured Person** has been finally determined either by judgment against the **Insured Person** after actual trial, or by written agreement of the **Insured Person**, the claimant and the Insurer.

(2) Nothing contained herein shall give any person or entity any right to join the Insurer as a party to any **Claim** against the **Insured Persons** to determine their liability, nor may the **Insured Persons** implead the Insurer in any **Claim**.

(3) Assignment of interest under this Policy shall not bind the Insurer unless its consent is endorsed hereon.

(4) Notice to any agent or knowledge possessed by any agent or other person acting on behalf of the Insurer will not cause a waiver or change in any part of this Policy or prevent the Insurer from asserting any right under the terms, conditions and limitations of this Policy. The terms, conditions and limitations of this Policy may only be waived or changed by written endorsement signed by the Insurer.

(M) **Authorization and Notices**

It is understood and agreed that, except as provided elsewhere in this Policy, the **Parent Company** will act on behalf of the **Company** and the **Insured Persons** with respect to:

(1) the payment of the premiums,

(2) the receiving of any return premiums that may become due under this Policy,

(3) the giving of all notices to the Insurer as provided herein, and

(4) the receiving of all notices from the Insurer.

(N) **Entire Agreement**

The **Insured Persons** agree that the Declarations, the Policy, including any endorsements and attachments, and the **Application** shall constitute the entire agreement between the Insurer or any of its agents and the **Insured Persons** in relation to the insurance.

(O) **Worldwide Coverage**

In consideration of the premium charged, coverage under this Policy shall extend anywhere in the world.

(P) **Bankruptcy**

In the event that a liquidation or reorganization proceeding is commenced by or against the **Company** pursuant to the United States Bankruptcy Code, as amended, or any similar state or local law, the **Insured Persons** and the **Company** hereby (1) waive and release any automatic stay or injunction which may apply in such proceeding in connection with this Policy or its proceeds under such Bankruptcy Code or law; and (2) agree not to oppose or object to any efforts by the Insurer or any **Insured Person** or the **Company** to obtain relief from any such stay or injunction.